_____________________________________________________________________________
Press Release
For Immediate release

______________________________________________________________________________
Invesco Reports Results for Three Months Ended
                   December 31, 2009

Investor Relations Contact Jordan Krugman                   404-439-4605
                   Media Relations Contact Doug Kidd                                404-479-2922

Atlanta, January 28, 2010 --- Invesco Ltd. (NYSE: IVZ) reported net income attributable to common shareholders of $110.9 million for the quarter ended December 31, 2009 (the quarter ended September 30, 2009: $105.2 million). Diluted earnings per share were $0.25 for the fourth quarter (third quarter 2009: $0.24). Operating income was $160.5 million for the fourth quarter (third quarter 2009: $151.6 million). Operating expenses included transaction and integration charges of $9.8 million (third quarter: $1.0 million) related to the previously announced acquisition of Morgan Stanley’s retail asset management business.

“Our commitment to investment excellence continued to yield strong, long-term investment performance for our clients and contributed to another quarter of positive fund flows,” said Martin L. Flanagan, Invesco president and CEO. “Since our announcement in October, we’ve made steady progress toward closing our acquisition of Morgan Stanley’s retail asset management business, including Van Kampen Investments, which will enable us to expand the depth and breadth of investment capabilities we deliver to clients.”

	Q409	Q309	Q408
Operating revenues	$747.8m	$705.8m	$634.4m
Net revenues(1)	$563.9m	$534.8m	$481.9m
Net operating margin(2)	29.7%	29.9%	19.0%
Decline in net operating margin due to transaction and integration charges	1.7%	0.2%	—
Net income attributable to common shareholders	$110.9m	$105.2m	$31.9m
Diluted EPS	$0.25	$0.24	$0.08
Decline in diluted EPS due to transaction and integration charges	$0.02	$0.00	—
Average assets under management (in billions)	$420.3	$406.9	$356.8

(1)
Net revenues are operating revenues less third-party distribution, service and advisory expenses plus our proportional share of the net revenues of our joint venture investments. See the Schedule of Non-GAAP Information on page 7 for the reconciliation of operating revenues to net revenues.

(2)	Net operating margin is net operating income divided by net revenues. See the Schedule of Non-GAAP Information on page 7 for the reconciliation of operating income to net operating income.

Assets Under Management

Assets under management (AUM) at December 31, 2009 were $423.1 billion (September 30, 2009: $416.9 billion). The increase during the fourth quarter was largely due to increased market values and net inflows in long-term AUM, partially offset by net outflows in money market funds. Average AUM during the fourth quarter were $420.3 billion, compared to $406.9 billion for the third quarter.

Market increases led to a $10.2 billion increase in AUM during the fourth quarter, compared to a $27.4 billion increase in the third quarter. Long-term net inflows were $2.6 billion for both the fourth quarter and the third quarter. Institutional money market net outflows were $7.7 billion for the fourth quarter, compared to $2.6 billion net outflows for the third quarter. Further analysis of AUM is included in the supplemental schedules to this release.

Earnings Summary

Operating revenues increased by $42.0 million (6.0%) to $747.8 in the fourth quarter, from $705.8 million in the third quarter, as a result of an overall increase in average AUM together with a favorable change in the mix of asset classes. Investment management fees increased $41.5 million (7.3%) to $611.8 million in the fourth quarter from $570.3 million in the third quarter. Service and distribution fees declined by $0.4 million to $111.4 million in the fourth quarter (third quarter: $111.8 million) as certain full year fund expense recovery limits were reached. Performance fees in the fourth quarter were $6.8 million, compared to $4.3 million in the third quarter. Other revenues in the fourth quarter were $17.8 million, compared to $19.4 million in the third quarter. Net revenues increased by $29.1 million (5.4%) to $563.9 million in the fourth quarter (third quarter: $534.8 million). See the Schedule of Non-GAAP Information on page 7 for a reconciliation of operating revenues to net revenues.

Operating expenses increased by $33.1 million (6.0%) to $587.3 million in the fourth quarter, from $554.2 million in the third quarter, primarily due to the impact of higher market values on distribution-related expenses and $9.8 million of transaction and integration charges incurred in the fourth quarter related to the acquisition of the Morgan Stanley retail asset management business (third quarter: $1.0 million). This is part of the previously announced transaction and integration charges relating to the acquisition.

Employee compensation expenses increased by $8.2 million (3.4%) to $247.1 million in the fourth quarter, from $238.9 million in the third quarter. Fourth quarter compensation expenses included a $4.1 million increase in pension costs related to the plans’ actuarial annual valuation updates and a $4.3 million increase in payroll taxes associated with the vesting of share based awards.

Third-party distribution, service and advisory expenses increased by $11.9 million (6.5%) to $195.4 million in the fourth quarter, from $183.5 million in the third quarter, moving in line with the increase in investment management and service and distribution fees.

Marketing expenses increased by $2.7 million (9.7%) to $30.4 million in the fourth quarter, from $27.7 million in the third quarter, mainly due to higher advertising and marketing support payments linked to increased AUM.

Property, office and technology expenses decreased by $8.2 million (13.0%) to $54.8 million in the fourth quarter, from $63.0 million in the third quarter. The third quarter included $12.0 million in charges relating to vacating leased property while the fourth quarter included increased outsourced technology and facilities expenses.

General and administrative expenses increased by $9.7 million (24.2%) to $49.8 million in the fourth quarter, from $40.1 million in the third quarter and included higher seasonal fund related expenses, professional expenses due to new product introductions, and travel costs.

Transaction and integration expenses include the charges incurred related to the Morgan Stanley retail asset management business acquisition. During the fourth quarter, $9.8 million of these charges were incurred, compared to $1.0 million in the third quarter, which were previously classified within general and administrative expenses.

Equity in earnings of unconsolidated affiliates increased to $9.1 million in the fourth quarter, from $7.9 million in the third quarter.

The effective tax rate, excluding noncontrolling interests, increased to 30.3% for the fourth quarter from 29.3% for the third quarter. The third quarter included the release of a provision for uncertain tax positions.

Capital Management

Cash and cash equivalents were $762.0 million at December 31, 2009, compared to $923.8 million at September 30, 2009, with cash balances being used to settle the $294.2 million 4.5% senior notes that matured in December. Total long-term debt decreased to $745.7 million as of December 31, 2009, from $1,039.9 million at September 30, 2009, with the credit facility remaining undrawn.

On January 27, 2010, the company declared a fourth quarter cash dividend of 10.25 cents per share to holders of our common shares. The dividend is payable on March 10, 2010, to shareholders of record at the close of business on February 23, 2010.

# # #

Invesco is a leading independent global investment management company, dedicated to helping people worldwide build their financial security. By delivering the combined power of our distinctive worldwide investment management capabilities, Invesco provides a comprehensive array of enduring investment solutions for retail, institutional and high net worth clients around the world. Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, Thursday, January 28, 2010, at 9:00 a.m. ET, by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers and 0800-279-9630 for U.K. callers or 1-210-795-0624 for international callers. An audio replay of the conference call will be available until Thursday, February 11, 2010, at 5:00 p.m. ET by calling 1-866-408-8464 for U.S. and Canadian callers or 1-203-369-0636 for international callers. The presentation will be made available via a simultaneous Webcast at www.invesco.com. The presentation slides that will be reviewed during the conference call will also be available on Invesco’s Web site at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, AUM, acquisitions, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s Web site at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q409	Q309	% Change	Q408	% Change
Operating revenues
Investment management fees	$611.8	$570.3	7.3%	$478.5	27.9%
Service and distribution fees	111.4	111.8	(0.4)%	101.4	9.9%
Performance fees	6.8	4.3	58.1%	23.8	(71.4)%
Other	17.8	19.4	(8.2)%	30.7	(42.0)%
Total operating revenues	747.8	705.8	6.0%	634.4	17.9%

Operating expenses
Employee compensation	247.1	238.9	3.4%	236.0	4.7%
Third-party distribution, service and advisory	195.4	183.5	6.5%	162.6	20.2%
Marketing	30.4	27.7	9.7%	31.3	(2.9)%
Property, office and technology	54.8	63.0	(13.0)%	58.0	(5.5)%
General and administrative	49.8	40.1	24.2%	62.0	(19.7)%
Transaction and integration	9.8	1.0	N/A	—	N/A
Total operating expenses	587.3	554.2	6.0%	549.9	6.8%

Operating income	160.5	151.6	5.9%	84.5	89.9%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	9.1	7.9	15.2%	11.3	(19.5)%
Interest income	2.1	1.7	23.5%	7.2	(70.8)%
Gains/(losses) of consolidated investment products, net	25.9	2.1	N/A	(56.8)	N/A
Interest expense	(15.2)	(16.9)	(10.1)%	(17.8)	(14.6)%
Other gains and losses, net	—	2.0	(100.0)%	(21.9)	(100.0)%
Income before income taxes, including gains and losses attributable to noncontrolling interests	182.4	148.4	22.9%	6.5	N/A
Income tax provision	(48.2)	(43.7)	10.3%	(35.8)	34.6%
Net income, including gains and losses attributable to noncontrolling interests	134.2	104.7	28.2%	(29.3)	N/A
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	(23.3)	0.5	N/A	61.2	N/A
Net income attributable to common shareholders	$110.9	$105.2	5.4%	$31.9	247.6%

Earnings per share:
---basic	$0.26	$0.24	8.3%	$0.08	225.0%
---diluted	$0.25	$0.24	4.2%	$0.08	212.5%

Average shares outstanding:
---basic	434.1	431.6	0.6%	386.3	12.4%
---diluted	440.1	437.7	0.5%	394.8	11.5%

Ending Headcount	4,890	4,908	(0.4)%	5,325	(8.2)%
Ending AUM (in billions)	$423.1	$416.9	1.5%	$357.2	18.4%

Invesco Ltd.
Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts, headcount, and AUM)

	Year Ended December 31,
	2009	2008	% Change
Operating revenues
Investment management fees	$2,120.2	$2,617.8	(19.0)%
Service and distribution fees	412.6	512.5	(19.5)%
Performance fees	30.0	75.1	(60.1)%
Other	64.5	102.2	(36.9)%
Total operating revenues	2,627.3	3,307.6	(20.6)%

Operating expenses
Employee compensation	950.8	1,055.8	(9.9)%
Third-party distribution, service and advisory	693.4	875.5	(20.8)%
Marketing	108.9	148.2	(26.5)%
Property, office and technology	212.3	214.3	(0.9)%
General and administrative	166.8	266.0	(37.3)%
Transaction and integration	10.8	—	N/A
Total operating expenses	2,143.0	2,559.8	(16.3)%

Operating income	484.3	747.8	(35.2)%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	27.0	46.8	(42.3)%
Interest income	9.8	37.2	(73.7)%
Gains/(losses) of consolidated investment products, net	(106.9)	(58.0)	84.3%
Interest expense	(64.5)	(76.9)	(16.1)%
Other gains and losses, net	7.8	(39.9)	N/A
Income before income taxes, including gains and losses attributable to noncontrolling interests	357.5	657.0	(45.6)%
Income tax provision	(148.2)	(236.0)	(37.2)%
Net income, including gains and losses attributable to noncontrolling interests	209.3	421.0	(50.3)%
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	113.2	60.7	86.5%

Net income attributable to common shareholders	$322.5	$481.7	(33.0)%

Earnings per share:
---basic	$0.77	$1.24	(37.9)%
---diluted	$0.76	$1.21	(37.2)%

Average shares outstanding:
---basic	417.2	388.7	7.3%
---diluted	423.6	399.1	6.1%

Ending Headcount	4,890	5,325	(8.2)%
Ending AUM (in billions)	$423.1	$357.2	18.4%

Invesco Ltd.
Schedule of Non-GAAP Information
(Unaudited, in millions)

The following is a reconciliation of operating revenues, operating income and operating margin on a U.S. GAAP basis to net revenues, net operating income and net operating margin(1).

	Q409	Q309	Q408
Operating revenues, GAAP basis	$747.8	$705.8	$634.4
Third-party distribution, service and advisory expenses	(195.4)	(183.5)	(162.6)
Proportional share of revenues, net of third-party distribution expenses, from joint venture investments	11.5	12.5	10.1
Net revenues(1)	$563.9	$534.8	$481.9

Operating income, GAAP basis	$160.5	$151.6	$84.5
Proportional share of operating income from joint venture investments	6.7	8.2	7.0
Net operating income(1)	$167.2	$159.8	$91.5

Operating margin*	21.5%	21.5%	13.3%
Net operating margin**(1)	29.7%	29.9%	19.0%

	For year ended December 31,
	2009	2008
Operating revenues, GAAP basis	$2,627.3	$3,307.6
Third-party distribution, service and advisory expenses	(693.4)	(875.5)
Proportional share of revenues, net of third-party distribution expenses, from joint venture investments	44.8	57.3
Net revenues(1)	$1,978.7	$2,489.4

Operating income, GAAP basis	$484.3	$747.8
Proportional share of operating income from joint venture investments	28.4	39.7
Net operating income(1)	$512.7	$787.5

Operating margin*	18.4%	22.6%
Net operating margin**(1)	25.9%	31.6%

*	Operating margin is equal to operating income divided by operating revenues.
**	Net operating margin is equal to net operating income divided by net revenues.

(1)
Net revenues, net operating income and net operating margin are non-GAAP financial measures. The most comparable U.S. GAAP measures are operating revenues, operating income and operating margin. Management believes that the deduction of third-party distribution, service and advisory expenses from operating revenues in the computation of net revenues and the related computation of net operating margin provides useful information to investors because the distribution, service and advisory fee amounts represent costs that are passed through to external parties, which essentially are a share of the related revenues. Management also believes that the addition of our proportional share of revenues, net of distribution expenses, from joint venture investments in the computation of net revenues and the addition of our proportional share of operating income in the related computations of net operating income and net operating margin also provide useful information to investors, as management considers it appropriate to evaluate the contribution of its joint ventures to the operations of the business. Net revenues, net operating income and net operating margin should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q409	Q309	% Change	Q408
Beginning Assets	$416.9	$388.7	7.3%	$409.6
Long-term inflows	19.4	19.4	—	15.5
Long-term outflows	(16.8)	(16.8)	—	(19.9)
Long-term net flows	2.6	2.6	—	(4.4)
Net flows in money market funds	(7.7)	(2.6)	196.2%	2.4
Market gains and losses/reinvestment	10.2	27.4	(62.8)%	(33.7)
Foreign currency translation	1.1	0.8	37.5%	(16.7)
Ending Assets	$423.1	$416.9	1.5%	$357.2

Average long-term AUM	$337.7	$317.1	6.5%	$280.8
Average institutional money market AUM	82.6	89.8	(8.0)%	76.0
Average AUM	$420.3	$406.9	3.3%	$356.8
Gross revenue yield on AUM(a)	71.8bps	70.1bps		71.7bps
Gross revenue yield on AUM before performance fees(a)	71.2bps	69.6bps		69.1bps
Net revenue yield on AUM(b)	53.7bps	52.6bps		54.0bps
Net revenue yield on AUM before performance fees(b)	53.0bps	52.1bps		51.4bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
September 30, 2009(c)	$416.9	$197.1	$204.8	$15.0
Long-term inflows	19.4	14.1	4.7	0.6
Long-term outflows	(16.8)	(12.1)	(4.2)	(0.5)
Long-term net flows	2.6	2.0	0.5	0.1
Net flows in money market funds	(7.7)	—	(7.7)	—
Market gains and losses/reinvestment	10.2	6.5	3.6	0.1
Foreign currency translation	1.1	1.3	(0.2)	—
December 31, 2009	$423.1	$206.9	$201.0	$15.2

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(d)
September 30, 2009(c)	$416.9	$163.3	$73.3	$40.3	$91.5	$48.5
Long-term inflows	19.4	10.6	4.8	1.7	0.3	2.0
Long-term outflows	(16.8)	(10.0)	(3.5)	(1.7)	(0.6)	(1.0)
Long-term net flows	2.6	0.6	1.3	—	(0.3)	1.0
Net flows in money market funds	(7.7)	—	—	—	(7.7)	—
Market gains and losses/reinvestment	10.2	8.7	0.6	0.9	—	—
Foreign currency translation	1.1	0.8	—	0.3	—	—
December 31, 2009	$423.1	$173.4	$75.2	$41.5	$83.5 (e)	$49.5

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
September 30, 2009(c)	$416.9	$254.2	$28.6	$78.5	$28.7	$26.9
Long-term inflows	19.4	8.8	0.4	4.9	3.4	1.9
Long-term outflows	(16.8)	(7.3)	(1.6)	(2.0)	(3.7)	(2.2)
Long-term net flows	2.6	1.5	(1.2)	2.9	(0.3)	(0.3)
Net flows in money market funds	(7.7)	(2.3)	—	—	(4.6)	(0.8)
Market gains and losses/reinvestment	10.2	4.3	0.9	2.4	0.8	1.8
Foreign currency translation	1.1	—	0.7	0.7	(0.2)	(0.1)
December 31, 2009	$423.1	$257.7	$29.0	$84.5	$24.4	$27.5

(a)
Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding joint venture (JV) AUM. Our share of the average AUM in the fourth quarter for our JVs in China was $3.9 billion (third quarter 2009: $3.9 billion; fourth quarter 2008: $3.1 billion). It is appropriate to exclude the average AUM of our JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the pre-tax earnings of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income.

(b)
Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the Schedule of Non-GAAP Information on page 7 of this release for a reconciliation of operating revenues to net revenues.

(c)	The beginning balances were adjusted to reflect certain asset reclassifications.
(d)	The alternatives asset class includes financial structures, absolute return, real estate, private equity, asset allocation, portable alpha and multiple asset strategies.
(e)	Ending Money Market AUM includes $79.5 billion in institutional money market AUM and $4.0 billion in retail money market AUM.

Invesco Ltd.
Year-to-Date Assets Under Management

(in billions)	Dec 31, 2009	Dec 31, 2008	% Change
Beginning Assets	$357.2	$500.1	(28.6)%
Long-term inflows	71.2	72.7	(2.1)%
Long-term outflows	(62.2)	(94.6)	(34.2)%
Long-term net flows	9.0	(21.9)	N/A
Net flows in money market funds	(0.1)	8.4	N/A
Market gains and losses /reinvestment	46.1	(102.8)	N/A
Foreign currency translation	10.9	(26.6)	N/A
Ending Assets	$423.1	$357.2	18.4%

Average long-term AUM	$301.7	$360.8	(16.4)%
Average institutional money market AUM	87.0	79.8	9.0%
Average AUM	$388.7	$440.6	(11.8)%
Gross revenue yield on AUM(a)	68.2bps	75.8bps
Gross revenue yield on AUM before performance fees(a)	67.5bps	74.1bps
Net revenue yield on AUM(b)	50.9bps	56.5bps
Net revenue yield on AUM before performance fees(b)	50.1bps	54.8bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2008(c)	$357.2	$149.3	$194.6	$13.3
Long-term inflows	71.2	50.6	15.7	4.9
Long-term outflows	(62.2)	(39.6)	(18.1)	(4.5)
Long-term net flows	9.0	11.0	(2.4)	0.4
Net flows in money market funds	(0.1)	—	(0.1)	—
Market gains and losses /reinvestment	46.1	37.0	7.6	1.5
Foreign currency translation	10.9	9.6	1.3	—
December 31, 2009	$423.1	$206.9	$201.0	$15.2

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(d)
December 31, 2008(c)	$357.2	$127.6	$61.5	$32.8	$84.2	$51.1
Long-term inflows	71.2	35.2	19.1	8.2	2.2	6.5
Long-term outflows	(62.2)	(31.9)	(12.5)	(7.9)	(3.1)	(6.8)
Long-term net flows	9.0	3.3	6.6	0.3	(0.9)	(0.3)
Net flows in money market funds	(0.1)	—	—	—	(0.1)	—
Market gains and losses /reinvestment	46.1	35.9	5.8	6.0	0.1	(1.7)
Foreign currency translation	10.9	6.6	1.3	2.4	0.2	0.4
December 31, 2009	$423.1	$173.4	$75.2	$41.5	$83.5 (e)	$49.5

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2008(c)	$357.2	$232.5	$24.1	$56.7	$22.4	$21.5
Long-term inflows	71.2	33.9	2.0	18.5	9.8	7.0
Long-term outflows	(62.2)	(31.1)	(5.3)	(8.4)	(9.9)	(7.5)
Long-term net flows	9.0	2.8	(3.3)	10.1	(0.1)	(0.5)
Net flows in money market funds	(0.1)	2.9	—	(0.1)	(1.4)	(1.5)
Market gains and losses /reinvestment	46.1	19.5	4.3	12.1	2.8	7.4
Foreign currency translation	10.9	—	3.9	5.7	0.7	0.6
December 31, 2009	$423.1	$257.7	$29.0	$84.5	$24.4	$27.5

(a)
Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding joint venture (JV) AUM. Our share of the average AUM in 2009 for our JVs in China was $3.7 billion (2008: $4.5 billion). It is appropriate to exclude the average AUM of our JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the pre-tax earnings of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income.

(b)
Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the Schedule of Non-GAAP Information on page 7 of this release for a reconciliation of operating revenues to net revenues.

(c)	The beginning balances were adjusted to reflect certain asset reclassifications.
(d)	The alternatives asset class includes financial structures, absolute return, real estate, private equity, asset allocation, portable alpha and multiple asset strategies.
(e)	Ending Money Market AUM includes $79.5 billion in institutional money market AUM and $4.0 billion in retail money market AUM.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	40%	93%	96%	33%	65%	89%
	U.S. Growth	20%	19%	69%	20%	19%	32%
	U.S. Value	96%	94%	22%	83%	10%	7%
	Sector	84%	76%	75%	79%	66%	57%
	U.K.	0%	91%	91%	0%	90%	92%
	Canadian	38%	29%	26%	38%	2%	23%
	Asian	50%	85%	85%	53%	72%	81%
	Continental European	46%	74%	91%	38%	61%	63%
	Global	62%	48%	78%	47%	33%	17%
	Global Ex U.S. and Emerging Markets	96%	95%	97%	96%	98%	63%
Balanced
	Balanced	86%	55%	60%	52%	43%	52%
Fixed Income
	Money Market	70%	71%	69%	88%	95%	95%
	U.S. Fixed Income	78%	62%	72%	32%	70%	70%
	Global Fixed Income	83%	64%	80%	91%	77%	76%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 69%, 68%, and 65% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 84%, 82%, and 75% of total Invesco AUM, respectively, as of 12/31/09. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (Lipper, Morningstar, Russell, Mercer, eVestment Alliance, SITCA) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Excludes Invesco PowerShares, W.L. Ross & Co., Invesco Private Capital, non-discretionary direct real estate products and CLOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.